Exhibit 10.21

SECOND AMENDMENT

to a Long Term Employment Agreement

EFFECTIVE AS OF May 1st, 2025

Between:

NorthStar Earth & Space Europe S.à r.l., established and having its registered office at 24-28, rue Goethe, L-1637 Luxembourg, Grand-Duchy of Luxembourg, and registered in the Luxembourg Trade and Companies Register under number B266625, duly represented by Mr. Stewart Bain, Manager of category A, and by Mr. Blazej Gladysz-Lehmann, Manager of category B,

hereinafter referred to as “NorthStar Luxembourg” or the “Company”;

And:

Brendan Thorn, born June 29, 1991 in Matsqui (Canada), residing at 165 rue Principale, L-5366 Munsbach, Grand-Duchy of Luxembourg,

hereinafter referred to as the “Employee”;

the Employee and the Company are hereinafter referred to, individually, as a “Party”, and collectively as, the “Parties”.

WHEREAS the Parties have entered into a Long Term Employment Agreement effective as of May 18, 2023 (the “Agreement”);

WHEREAS the Parties have entered into a First Amendment to the Long Term Employment Agreement as of August 1, 2024 (the “First Amendment”);

WHEREAS the Parties wish to modify certain terms of the Agreement by this amendment (the “Second Amendment”);

AND WHEREAS capitalized but undefined terms used herein shall have the respective meanings attributed to such terms in the Agreement;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1)	Section 1.1 JOB TITLE AND DUTIES is hereby deleted in its entirety and replaced by the following:

The Employee is employed to act as Director of Operations of Europe. In this position, he will report to the Company’s General Manager (and if none is appointed then to the Manager of category A (signing below)) or any other designated person. His duties will require him to work closely with all elements of NorthStar Luxembourg’s organization, including Research & Development, Software Engineering and Technology, Business Development, Sales, Legal and HR and its affiliates and consultants (which may include the HQ NorthStar team based in Canada, specifically Stewart Bain, Beth Michelson and Geoff Hamlin), in addition to representing the Company and interacting with various stakeholders in Europe. In particular, his duties will notably include, but will not be limited of the following tasks:

●	Reporting Matrix

o	Reports to the General Manager (TBD) of Luxembourg within NorthStar Luxembourg

o	In the absence of a General Manager, reports to Manager of category A

●	Drive program execution including product-milestone delivery for commercial and R&D contracts (civil and/or defence)

●	Lead the product management and program/project management offices for NorthStar Luxembourg

●	Define, implement, and ensure quality of the product development process

●	Provide leadership via direct or functional management of software and science teams

●	Lead resource planning and associated recruitment campaigns as required to enable program execution in compliance with budget, capacity, and other operational constraints

●	Identify, track, and mitigate technical, organizational and compliance risks across programs

●	Interface with internal and external (i.e. customer/agency) stakeholders as focal point for product and operations for NorthStar Luxembourg.

2)	Section 5. The first paragraph of Section 5.1 is hereby deleted in its entirety and replaced by the following:

“As from the effective date of the Second Amendment, the Employee’s gross annual salary in respect of his service under this Agreement on a full-time basis shall be EUR 160,000.00 (One Hundred Sixty Thousand Euros), inclusive of any index adjustment occurring in May 2025, and subject to any future applicable index subsequent to the effective date of the Second Amendment, and subject to all legal and statutory deductions.”

3)	The other terms and conditions of the Agreement remain unchanged.

4)	This Amendment and any non-contractual obligations arising out of or in relation to this Amendment shall be governed by, and shall be construed in accordance with, the laws of Luxembourg, especially the Labour Code, and the parties give exclusive jurisdiction to the Luxembourg Courts.

This Amendment may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. If a party signs the signature page and faxes (or scans and emails) the signature page to the other party or signs this Amendment by electronic signature, then such signature page shall be deemed an original signature page to this Amendment and shall constitute the execution and delivery of this Amendment by the sending party.

[Remainder of the page left blank – signature page follows]

Done in two originals in Luxembourg on May 29, 2025, each Party declaring having received one original.

The Company

/s/ Stewart Bain		/s/ Blazej Gladysz-Lehmann
By:	Mr. Stewart Bain	By:	Mr. Blazej Gladysz-Lehmann
Title:	Manager of category A	Title:	Manager of category B

Signature date:	5/30/2025	Signature date:	5/30/2025

The Employee

/s/ Brendan Thorn
Name:	Brendan Thorn

Signature date:	5/30/2025